From:	EnviroStar, Inc. 290 NE 68 Street Miami, FL 33138 Michael Steiner (305) 754-4551

FOR IMMEDIATE RELEASE, Friday, March 2, 2012

Envirostar Inc. (EVI) States That Its Policy Is Note to Comment on Unusual Market Activity

Miami, FL – March 2, 2012 – EnviroStar, Inc. (NYSE Amex:EVI) stated that, in view of the unusual market activity today in the Company’s stock, the NYSE Amex contacted the Company in accordance with its usual practice.  In responding to the Exchange, the Company stated that its policy is not to comment on unusual market activity.

EnviroStar, Inc. through its subsidiaries is one of the nation’s leading distributors of industrial laundry, dry cleaning equipment and steam boilers.